UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

IntriCon Corporation (the “Company”) conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 and invited several independent registered public accounting firms to participate in this process, including the Company’s current independent registered public accounting firm, Baker Tilly Virchow Krause, LLP (“Baker Tilly”).

Following review of proposals from the independent registered public accounting firms that participated in the process, on January 21, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020, subject to the completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, and determined to terminate the Company’s relationship with Baker Tilly as the Company’s independent registered public accounting firm.  The selection of Deloitte will be presented to the shareholders for ratification at the Company’s 2020 Annual Meeting of Shareholders.

Baker Tilly will continue as the Company’s independent registered public accounting firm for the purpose of completing the audit of the Company’s financial statements for the year ended December 31, 2019 and will be dismissed upon completion of such audit. Upon completion of the audit services, the Company will file an amendment to this Form 8-K with the specific date of the dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through such date.

Baker Tilly’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Baker Tilly’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2018 included a paragraph stating: “As discussed in Notes 1 and 5 to the consolidated financial statements, the Company has changed its method of accounting for revenue for all periods presented due to the full retrospective adoption of FASB Accounting Standards Update No. 2014-09 (Topic 606), Revenue from Contracts with Customers, and related amendments.”

During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim periods through January 21, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Baker Tilly on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested Baker Tilly to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Baker Tilly’s letter, dated January 27, 2020, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim periods through January 21, 2020, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any matter that was a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Baker Tilly Virchow Krause, LLP letter dated January 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  January 27, 2020

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